UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 29, 2014

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

An annual meeting (the “Meeting”) of the shareholders of MGT Capital Investments, Inc. (the “Company”) was held on December 18, 2014, at the Company’s offices located at 500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528.  The Company filed its definitive proxy statement for the proposals voted upon at the Meeting with the U.S. Securities and Exchange Commission (the “SEC”) on November 5, 2014, and received the final tabulation of its shareholders’ votes on December 22, 2014.

The following items of business were voted upon by the stockholders at the Meeting:

(1)	A proposal to re-elect or elect four directors, each such director to serve until the next annual meeting of the Company’s stockholders and until their successors are duly elected and qualified or until their earlier resignation, removal or death.

All director nominees were re-elected/elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
H. Robert Holmes	3,085,415	315,547	3,762,341
Robert B. Ladd	3,071,381	329,581	3,762,341
Michael Onghai	3,122,500	278,462	3,762,341
Joshua Silverman	3,238,717	162,245	3,762,341

(2)	A proposal to consider and approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ending December 31, 2013.

The compensation of the Company’s named executive officers for the fiscal year ending December 31, 2013 was approved and the votes were cast as follows:

For	Against	Abstain
2,950,011	419,709	31,242

(2)	A proposal to consider and ratify the appointment of Marcum LLP as the Company’s Independent Registered Public Accountant for the fiscal year ending December 31, 2014.

The appointment of Marcum LLP as the Company’s Independent Registered Public Accountant for the fiscal year ending December 31, 2014 was ratified and the votes were cast as follows:

For	Against	Abstain
6,504,895	630,608	27,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 29, 2014

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name: Title:	Robert B. Ladd President and Chief Executive Officer